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                                                                   EXHIBIT 10.86


                                LEASE AGREEMENT
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This LEASE AGREEMENT, made and entered into by and between McDONALD WINDWARD
PARTNERS IV, L. L. C., a Georgia limited liability company (hereinafter referred to as "Tenant"):

                         W  I  T  N  E  S  S  E  T  H:

1.  Premises. For and in consideration of the obligation of Tenant to pay rent
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    as herein provided, and in consideration of the other terms, provisions and covenants hereof, Landlord hereby demises and leases to Tenant, and Tenant hereby leases from Landlord certain premises (Suite 100), being approximately 22, 400 square feet of space within the building located a t 1060 Windward Ridge Parkway (known as Building 400 at Windward Ridge), situated within the County of Forsyth, State of Georgia, Described in
    Exhibit "A" attached hereby and incorporated herein by reference, together
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    with all rights, privileges, easements, and appurtenances belonging to or in any way pertaining to said premises and together with the building and other improvements situated or to be situated upon said premises (said real property, building and improvements being hereinafter referred to as the "Premises"). Landlord represents that it has not given to any other tenant exclusive rights to parking around the building.

    TO HAVE AND TO HOLD the premises for the Demised Term, as hereinafter defined.

2.  TERM. The term of this lease (hereinafter referred to as the "Demised Term")
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    shall be for a period commencing on the Commencement Date, as hereinafter defined, and ending one hundred twenty (120) months thereafter, unless sooner terminated as provided in this Lease; provided, however, that, in the event the Commencement Date is not the first day of a calendar month, the Demised Term shall extend for the remainder of the calendar month in which the Commencement Date occurs plus said number of months.

2A.  CONSTRUCTION OF PREMISES.
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       a.  Within ten (10) days after the lease date, Landlord shall prepare, at
           Landlord's sold cost and expense, and submit to Tenant a set of plans and specifications and/or construction drawings (collectively, the "Plans and Specifications") Based on the preliminary plans and specifications and/or preliminary floor plans set forth on Exhibit
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           "B" attached hereto and incorporated herein, covering all work to be
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           performed by landlord in constructing the leasehold improvements to be constructed in the Premises by or at the Expense of Landlord (collectively, the "Improvements"). Tenant shall have ten (1) days after receipt to approve the Plans and Specifications. After Tenant has approved the Plans and Specifications requested by Tenant shall by at tenant's
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           sole cost and expense and subject to Landlord's written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

       b. Upon substantial completion of the Improvements (the "Commencement Date"), a representative of Landlord and representative of Tenant together shall inspect the Premises and generate a punchlist of defective or uncompleted items relating to the completion of construction of the Improvements. Landlord shall, within thirty (3) days after such punchlist is prepared and agreed upon by Landlord and Tenant, complete such incomplete work and remedy such defective work as are set forth on the punchlist.

       c. Landlord hereby warrants to Tenant that the materials and equipment (including the building system and other improvements) to be furnished by Landlord's contractors in the completion of the Improvements will be of good quality and new, that during the one (1) year period following the Commencement Date, such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder, and that such work will conform to the Plans and Specifications.

       d. In the event that Landlord does not substantially complete the Improvements on or before March 31, 1998, as extended by Delay (as defined below), Landlord shall give Tenant credit towards Tenant's monthly base rent in the amount of one (1) day's base rent for each day after March 31, 1998 that Landlord does not substantially complete the Premises. For purposes of this Lease, "Delay" shall mean delays incurred by reason of Tenant's failure to approve the Plans and Specifications as set forth above or changes requested by Tenant in the Plans and Specifications before or after Tenant's approval thereof that result in a delay in the completion of construction.

       e. For purposes of this Lease, the term "substantial completion" or any grammatical variation thereof shall mean sufficient completion" of construction of the Premises in accordance with the Plans and Specifications so that Tenant can lawfully occupy the Premises for the uses permitted herein, subject only to minor punchlist items , the completion of which will not interfere with such permitted uses by Tenant, as evidenced by the delivery by Landlord to Tenant of (I) a certificate of Occupancy or its equivalent for the Premises issued by the appropriate governmental authority if so required by applicable law, and (ii) a Certificate of Substantial Completion on standard AIA Form G-704 certified by Landlord's architect.

       f. Landlord represents and warrants to tenant that, to Landlord's actual knowledge, the design and construction of the Building materially complies with all applicable federal, state, county and municipal laws, ordinances and codes, expecting therefrom any requirements related to Tenant's specific use of the Demised Premises.
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       g.  Landlord, at its sole cost and expense, shall be responsible for causing the Premises to comply with Title III of the Americans With Disabilities of 1990 (the "ADA") or the regulations promulgated thereunder, as said Title III pertains to the General public, as of the Commencement Date.

       h. After the Commencement Date, Tenant shall, upon demand, execute and deliver a letter of acceptance of delivery of the Premises to Landlord.

3.  BASE RENT.
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       a.  Tenant agrees to pay Landlord rent for the Premises, in advance, without demand, deduction or set off, for the Demised Term at the rate of Twelve Thousand Nine Hundred Seventy-Three and 33/100 ($12,973.33) Per month. One monthly rent installment shall be due and payable on the date hereof and a like monthly rent installment shall be due and payable on or before the first day of each calendar month during the Denised Term, except that the rental payment for fractional calendar month at the commencement or end of the Demised Term shall be prorated on the basis of the thirty-day month.

       b. Landlord and Tenant agree that the Base Rent set forth in Paragraph 3.a. above shall be increased annually on each anniversary date of the Commencement Date during the Demised Term by three percent (3%), which adjusted rental amount shall remain in effect for the next twelve (12) consecutive months.

4.  USE. The Premises shall be used only for the purpose of receiving, storing,
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    shipping and selling products, materials and merchandise made on the
    Premises and/or distributed by Tenant and for such other lawful purposes as may be incidental thereto. Outside storage, including without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Tenant shall at its own cost and expense obtain any and all other licenses and permits necessary for such use. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its specific use of the Premises and shall promptly comply with all governmental orders and directives for the correction, prevention and abatement of nuisances in or upon, or connected with, the Premises all at Tenant's sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or would disturb or endanger any other action which would constitute a nuisance or would disturb or endanger any other tenants of the building or buildings in which the Premises are situated or unreasonably interfere with their use of their respective premises. Without Landlord's prior written consent, Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable. Tenant will not permit the Premises to be used for any purpose or in any manner (including, without limitation, any method of storage) which would render the insurance thereon void or the insurance risk more hazardous
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    thank the risk associated with Tenant's stated use or cause the State Board of Insurance or other insurance authority to disallow any sprinkler credits. Tenant shall not use the Premises for the generation, storage, transportation or disposal of dangerous, toxic or hazardous materials, chemicals, wastes or similar substances.

    Without the prior consent of the Landlord, Tenant shall be entitled to use at the Premises cleaning supplies, toner for photocopying machines and other similar materials, in containers and ordinary use by Tenant in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Premises. In addition, Landlord acknowledges that as part of the business Tenant will conduct at the Premises, a waste product known as solder flux is produced. Landlord hereby consents to the presence on the Premises of such product as part of Tenant's routine business provided that Tenant agrees that the storage, handling and disposal of such products shall be in accordance with environmental laws. Landlord represents that Landlord has not treated, stored or disposed of any hazardous or toxic substances upon or within the Premises, nor, to the best of Landlord's actual knowledge, has any predecessor owner of the Premises.

5.  TAXES.
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       a.  Landlord agrees to pay before delinquency, all taxes, assessments and governmental charges of any kind and nature whatsoever (hereinafter collectively referred to as "taxes") lawfully levied or assessed against the Premises; provided, however, that the amount of taxes to be paid by Landlord hereunder for the Premises during anyone tax year shall be reimbursed to it by Tenant (the "Landlord's Tax Share"). Tenant shall pay to Landlord as additional rental, upon demand the amount of such taxes. In the event any such amount is not paid within twenty (200 days after the date of Landlord's invoice to Tenant, the unpaid amount shall bear interest a the rate of fifteen percent (15%) per annum from the date of the invoice until payment by Tenant.

           In the event the Premises constitute a portion of a multiple occupancy building or there are several buildings located in the tax parcel in which the Premises are situated. Tenant agrees to pay to Landlord, as additional rent, upon demand, the amount of Tenant's "proportionate share" of the Landlord's Tax Share. Tenant's "proportionate share", as used in this Lease, shall mean a fraction, the numerator of which is gross square footage space contained in the Premises and the denominator of which is the gross square footage contained in the building or buildings located on the tax parcel in which the Premises are situated.

       b. If at any time during the term of this Lease, the present method of taxation shall be changed so that in lieu of the whole or any part of any taxes, assessments or governmental charged, levied assessed or imposed on real estate and the improvements thereon, there shall be charged, levied, assessed or imposed on Landlord a capital levy or other tax directly on the rents received therefrom and/or a franchise tax, assessment, levy or charged
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           measured by or based, in whole part, upon such premises, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, shall be deemed to be included within the term "taxes" for the purposes hereof

       If Landlord does not elect to contest taxes, Tenant may request in writing that Landlord contest taxes. Landlord may then elect to contest taxes or allow Tenant to so contest taxes subject to Landlord's reasonable approval of the firm or individual hired to protest taxes.

       c. Landlord shall have the right (but no obligation) to employ a tax consulting firm to attempt to assure a fair tax burden on the buildings in which the Premises are located and grounds surrounding the Premises within the applicable tax jurisdiction. Tenant shall pay to Landlord upon demand from time to time, as additional rent, the amount of Tenant's "proportionate share" (as defined in subparagraph 5. a herein) of the reasonable cost of such service.

       d. Any payment to be made pursuant to this Paragraph 5 shall be prorated4ed in the event any portion of the Demised Term is not within a full real estate tax year.

6.  LANDLORD'S REPAIRS.  Landlord shall at its expense maintain only the roof,
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foundation and the structural soundness of the exterior walls of the Premises in good repair, reasonable wear and tear expected. Tenant shall repair and pay for bay damage caused by the negligence of Tenant, or Tenant's employees, agents or invitees, or caused by Tenant's default hereunder. The term "walls" as used herein shall not include windows glass or plate glass, doors, special store fronts or office entries. Tenant shall within a reasonable amount of time give Landlord written notice of defect or need for repairs, after which Landlord shall have reasonable opportunity to repair same or cure such defect.
Landlord's failure to repair or cure such defect after a reasonable notice and right-to-cure period (but in no event less than thirty (30) days) shall be a default hereunder by Landlord. Landlord's liability with respect to any defects, repairs or maintenance for which Landlord is responsible under any of the provisions of this Lease shall be limited to the cost of such repairs or maintenance or the curing of such defect.

7.  TENANT'S REPAIRS.
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       a.  Tenant shall at its own cost and expense keep and maintain all parts of the Premises (except those for which Landlord is expressly responsible under the terms of this Lease) in which Landlord is expressly responsible under the terms of this Lease) in good condition, promptly making all necessary repairs and replacements, including but not limited to, windows, glass and plate glass, doors any special office entry, interior walls and finish work, floors and floor covering, downsprouts, gutters, heating and air conditioning systems, dock boards, truck doors, dock bumbers, paving plumbing work and fixtures, interior termite and pest extermination, and regular removal of trash and debris.
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       Tenant shall provide Landlord with prior notice of any repair to be undertaken by Tenant and such other information as Landlord may reasonably request with respect to such repair, except such notice shall not be required if immediate repair is be necessary for security or safety reasons.

       b. Tenant shall not damage any wall or disturb the integrity and support provided by any wall and shall, at its sole cost and expense, promptly repair any damage or injury to any wall caused by Tenant or its employees, agents or invites.

       c. In the event the Premises constitute a portion of a multiple occupancy building, Tenant and its employees, customers and licensees shall have the exclusive right to use the parking areas, if any, as may be designated by Landlord in writing, subject to such reasonable rules and regulations as Landlord may from time to time prescribe to rights of ingress and egress of other tenants. Landlord shall not be responsible for enforcing Tenant's exclusive parking rights against any third parties.

       d. Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for serving al hot water, heating and air conditioning systems and equipment within the Premises. The maintenance contractor and the contract must be reasonably approved by Landlord. The service contract must include all services suggested by the equipment manufacturer within the operation/maintenance manual and must become effective (and a copy thereof delivered to Landlord) no later than thirty (3) days after the Commencement Date).

8.  COMMON AREA MAINTENANCE. Tenant shall pay to Landlord as additional rent a
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    common area operating and maintenance fee equal to Tenant's "proportionate share" (as defined in subparagraph 5a herein) of the common areas of the building and park in which the Premises are located, including, but not limited to , the mowing of grass, care of shrubs, general landscaping, common sewage, line plumbing, maintenance of building, parking areas, entrances, driveways and management (no more than four percent (4%) of gross rents for the Premises) thereof. If Tenant can be clearly identified as being responsible for obstruction or stoppage of the common sanitary sewer, the Tenant, if Tenant is responsible, shall pay the entire cost thereof, upon demand, as addition rent. Payment shall be made on the first day of each month based on the projected cost of such maintenance. At the end of each year Landlord shall determine the actual costs of such maintenance. Any additional costs due from Tenant based on the actual costs shall be promptly paid by Tenant. Any savings will be paid promptly to Tenant after such determination.

9.  TENANT IMPROVEMENTS TO PREMISES. Except for nonstructural changes costing
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    Five Thousand Dollars ($5,000.00) or less per change, Tenant shall not make any alterations, additions or improvements to the Premises, exterior or interior, without the prior written consent of Landlord, except for unattached movable fixtures which may be installed without drilling, cutting or otherwise defacing, damaging or
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    overloading the Premises. All alterations, additions or improvements erected by Tenant shall be and remain the property of Tenant during the term of this Lease and Tenant shall, unless Landlord otherwise elects as provided below, remove all alterations, additions or improvements erected by Tenant and restore the Premises to their original Condition, reasonable wear and tear excepted, by the date of the termination of this Lease. Tenant may not use or penetrate the roof of the Premises for any purpose whatsoever without landlord's prior written consent. All construction work done by Tenant in the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transactions business in the building or buildings in which the Premises are located.

10. SIGNAGE. Tenant shall not install any signs visible from outside the
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    Premises except with the prior written consent of Landlord. Any permitted signs shall be maintained in compliance with applicable governmental rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damage caused by the installation, use or maintenance of said signs. Tenant agrees, upon removal of said signs, to repair all damage incidental thereto.

11. RIGHT OF ENTRY; INSPECTION. Upon reasonable notice to Tenant (except in case
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    of an emergency), Landlord and Landlord's agents and representatives shall have the right to enter and inspect the Premises at any reasonable time during business hours, to ascertain the condition of the Premises, to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease, or, within the last year of the Demised Term, to show the Premises to prospective purchasers or tenants. Landlord